Exhibit 4.3
(Multicurrency-Cross Border)
ISDA®
International Swaps and Derivatives Association, Inc.
MASTER AGREEMENT
dated as of December 6, 2006

LEHMAN BROTHERS SPECIAL FINANCING INC.	WELLS FARGO BANK, N.A., not in its individual or corporate capacity but solely as Trust Administrator for FREMONT HOME LOAN TRUST 2006-E, Mortgage-Backed Certificates, Series 2006-E, pursuant to a Pooling and Servicing Agreement have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.
Accordingly, the parties agree as follows:—
1. Interpretation
(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purposes of the relevant Transaction.
(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.
2.	Obligations
(a)	General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.
(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.
Copyright © 1992 by International Swap and Derivatives Association, Inc.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.
IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

LEHMAN BROTHERS SPECIAL FINANCING INC.	WELLS FARGO BANK, N.A., not in its individual or corporate capacity but solely as Trust Administrator for FREMONT HOME LOAN TRUST 2006-E, Mortgage-Backed Certificates, Series 2006-E, pursuant to a Pooling and Servicing Agreement

(Name of Party)	(Name of Party)

/s/ Allyson M. Carine Name: Allyson M. Carine	/s/ Peter A. Gobell Name: Peter A. Gobell
Title: Authorized Signatory	Title: Vice President
Date:	Date: December 6, 2006

(Multicurrency-Cross Border)
SCHEDULE
to the
Master Agreement
dated as of December 6, 2006
between
LEHMAN BROTHERS SPECIAL FINANCING INC. (“Party A”),
and
WELLS FARGO BANK, N.A., not in its individual or corporate capacity but solely as Trust Administrator for FREMONT HOME LOAN TRUST 2006-E, Mortgage-Backed Certificates, Series 2006-E, pursuant to a Pooling and Servicing Agreement
(‘Party B”)
All terms used herein and not otherwise defined are given their meaning in the Pooling and Servicing Agreement dated as of December
1st, 2006 among FREMONT MORTGAGE SECURITIES CORP., as depositor (the “Depositor”), FREMONT INVESTMENT & LOAN, as originator, sponsor and servicer (the “Originator,” “Sponsor” and the “Servicer”, as applicable; and together
“Fremont”), and WELLS FARGO BANK, N.A., as master servicer, trust administrator and swap administrator (the “Master
Servicer”, the “Trust Administrator” and the “Swap Administrator” in such capacities, respectively), and HSBC BANK
USA, NATIONAL ASSOCIATION, as trustee (the “Trustee”) (the “Pooling and Servicing Agreement”)
Part 1: Termination Provisions
In this Agreement:-
(a) “Specified Entity” means in relation to Party A for the purpose of:-

Section 5(a)(v),	Not applicable.
Section 5(a)(vi),	Not applicable.
Section 5(a)(vii),	Not applicable.
Section 5(b)(iv),	Not applicable.
and in relation to Party B for the purpose of:-

Section 5(a)(v),	Not applicable.
Section 5(a)(vi),	Not applicable.
Section 5(a)(vii),	Not applicable.
Section 5(b)(iv),	Not applicable.
(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)	Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.
(i)	The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that Section 5(a)(i) is hereby amended by replacing the word “third” with the word “first”; provided, further, that notwithstanding anything to the contrary in Section 5(a)(i), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B; provided however that Section 5(a)(ii) will not apply to Party A with respect to Party A’s failure to comply with Part 5(b)(i), Part 5(b)(ii) or Part 5(b)(iii) herein.

(iii)	The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Required Ratings Downgrade Event has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(v)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

(vi)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14.

“Threshold Amount” means the lesser of (i) USD 100 million and (ii) two percent (2%) of the Shareholders’ Equity of Lehman Brothers Holdings Inc. (“Lehman Brothers Holdings Inc.” or “Holdings”), in the case of Party A (or its equivalent in any other currency) or, if applicable, the Eligible Guarantor.

“Shareholders’ Equity” means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(vii)	The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Party B has not become subject), (7) and (9) will not apply to Party B; provided that, with respect to Party B only, Section 5(a)(vii)(4) is hereby amended by adding after the words “against it” the words “(excluding any proceeding or petition instituted or presented by Party A or its Affiliates)”, and Section 5(a)(vii)(8) is hereby amended by deleting the words “to (7) inclusive” and inserting lieu thereof “, (3), (4) as amended, (5), (6) as amended, or (7)”.

(viii)	The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will apply to Party B.
(d)	Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.
(i)	The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)	The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and Party B, except that, for purposes of the application of Section 5(b)(ii), Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”.

(iii)	The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.
(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement, Market Quotation and Second Method will apply;
“Calculations” Notwithstanding Section 6 of this Agreement, so long as Party A is (A) the Affected Party in respect to an Additional Termination Even or a Tax Event Upon Merger or (B) the Default Party in respect of any Event of Default, paragraphs (i) to (vi) below shall apply:
(i) The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:
“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect for preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Termination transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”
(iii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:
”Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding, Provided that:
(1) If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Party B may specify in writing to Party A (but in either case no later than the Early Termination Date) (such day the “Latest Settlement Amount Determination Day”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations; and
(2) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.
(iii) For the purpose of paragraph (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).
(iv) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations.
(v) if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.
(vi) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:
“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, Provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).”
(g)	“Termination Currency” means USD.

(h)	Section 6(b)(iv) is hereby amended by adding the following to the end thereof before the period:

provided, however, that upon the occurrence of an Additional Termination Event described in Section 5(b)(v)(A), an Early Termination Date will occur with respect to each Transaction on the Redemption Date or on such next Payment Date, as applicable, and the amount payable in respect of such Additional Termination Event shall be payable by either party, as applicable, on such Early Termination Date.

(i)	Additional Termination Events will apply. Each of the following shall constitute an Additional Termination Event:
(A) Payment of Notes prior to Termination Date. (i) The Notes are redeemed on any Payment Date prior to the Termination Date pursuant to the Pooling and Servicing Agreement, (ii) Party B shall not receive sufficient Interest Proceeds and Principal Proceeds in respect of a Payment Date to pay (a) interest or principal due on the Notes of the most senior Class of which any Notes are outstanding on any such Payment Date prior to the Termination Date or (b) the principal due on the Notes at their Stated Maturity, in each case in accordance with the Priority of Distribution pursuant to the Pooling and Servicing Agreement, or (iii)(x) the Notes are accelerated in accordance with the Pooling and Servicing Agreement and (y) the Trustee has proceeded to liquidate the Collateral in accordance with the Pooling and Servicing Agreement on or before any Distribution Date preceding the Termination Date. For the purpose of the foregoing Termination Event, Party B shall be the sole Affected Party.
(B) (I) Collateralization Event. If either (i) an S&P First Rating Trigger; (ii) a Moody’s First Rating Trigger or (iii) a Fitch First Rating Trigger occurs and Party A does not take the steps set forth below.
     Not later than 30 calendar days after the occurrence of an S&P First Rating Trigger or a Fitch First Rating Trigger, Party A shall, at its own expense, assign all of its rights and obligations under the Transactions to a counterparty with the S&P Required Ratings or Fitch Required Ratings or whose guarantor (pursuant to a form of guarantee that satisfies S&P’s or Fitch’s then-current published criteria) satisfies the S&P Required Ratings or Fitch Required Ratings (or which enables S&P or Fitch to deliver a Rating Agency Confirmation) pursuant to either the same documentation (except for necessary factual changes to the identity of the new counterparty and its Credit Support Provider, if applicable) or subject to Rating Agency Confirmation and subject to prior written notice to the Rating Agencies; provided, that, in the event that Party A fails to make such assignment within the applicable 30 day period Party A shall (i) post collateral no later than 30 calendar days after such downgrade in accordance with the Credit Support Annex attached hereto, until such time as it has secured a substitute counterparty, and (ii) continue actively to seek to assign all of its rights and obligations under the Transactions to a counterparty with the S&P Required Ratings or Fitch Required Ratings, as applicable or whose guarantor (pursuant to a form of guaranty either substantially the same as the guarantee then in effect or that satisfies S&P’s or Fitch’s then-current published criteria) satisfies the S&P Required Ratings or Fitch’s Required Ratings (or which enables S&P or Fitch to deliver a Rating Agency Confirmation pursuant to either the same documentation (except for necessary factual changes to the identity of the new counterparty and its Credit Support Provider, if applicable) or subject to Rating Agency Confirmation and subject to prior written notice to the Rating Agencies.
     Not later than 30 Local Business Days after the occurrence of a Moody’s First Rating Trigger, Party A fails to post collateral in accordance with the Credit Support Annex attached hereto, provided that in the event that Party A fails to post collateral within the applicable period, Party A shall (i) assign all of its rights and obligations under the Transactions to a counterparty with the Moody’s Required Ratings or whose guarantor (pursuant to a form of guaranty that satisfies Moody’s then-current published criteria) satisfies the Moody’s Required Ratings (or which enables Moody’s to deliver a Rating Agency Confirmation) pursuant to either the same documentation (except for necessary factual changes to the identity of the new counterparty and its Credit Support Provider, if applicable) or subject to Rating Agency Confirmation and subject to prior written notice to the Rating Agencies or (ii) obtain a guarantor (pursuant to a form of guaranty that satisfies Moody’s then-current published criteria) that satisfies the Moody’s Required Ratings (or which enables Moody’s to deliver a Rating Agency Confirmation).
     (II) Replacement Event. If (i) an S&P Second Rating Trigger, (ii) a Moody’s Second Rating Trigger or (iii) a Fitch Second Rating Trigger occurs and Party A does not take the steps set forth below.
     Upon the occurrence of an S&P Second Rating Trigger, Party A shall immediately post collateral in accordance with the Credit Support Annex attached hereto, until such time as it has secured a substitute counterparty. Not later than 10 Local Business Days after the occurrence of an S&P Second Rating Trigger or a Fitch Second Rating Trigger, Party A shall, at its own expense, assign all of its rights and obligations under the Transactions to a counterparty with the S&P Required Ratings or Fitch Required Rating or whose guarantor satisfies the S8P Required Ratings or Fitch Required Rating (unless in each case such counterparty enables Moody’s to deliver a Rating Agency Confirmation) pursuant to either the same documentation (except for necessary factual changes to the identity of the new counterparty and its Credit Support Provider, if applicable) or subject to Rating Agency Confirmation and subject to prior written notice to the Rating Agencies.
     Not later than 30 local Business Days after the occurrence of a Moody’s Second Rating Trigger, at least one counterparty with the Moody’s Required Ratings or whose guarantor satisfies the Moody’s Required Ratings (unless in each case such counterparty enables Moody’s to deliver a Rating Agency

Confirmation has made a Firm Offer (which remains capable of becoming legally binding upon acceptance to be the transferee of all or substantially all of Party A’s rights and obligations with respect to this Agreement through a novation or other assignment and assumption agreement or similar agreement in form and substance reasonably satisfactory to Party B; provided that (A) Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement, (B) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax, and (C) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer.
For the purpose of the foregoing Termination Event, Party A shall be the sole Affected Party.
(C)	Amendment to Pooling and Servicing Agreement without Party A’s Prior Written Consent. Party B enters into amendments or other modification to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on Party A without at least ten (10) Business Days’ prior notice to Party A (where such notice is required under the Pooling and Servicing Agreement) and the prior written consent of Party A (where such consent is required under the Pooling and Servicing Agreement). For the purpose of the foregoing Termination Event, Party B shall be the sole Affected Party.
(D)	Return of Collateral. Party B or its Custodian fails to transfer any Return Amount pursuant to the terms of the Credit Support Annex within 10 days following any applicable notice, cure and grace periods provided for thereunder. For the purpose of the foregoing Termination Event, Party B shall be the sole Affected Party.
Part 2: Tax Representations
(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction(s) of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A represents that it is a corporation duly organized and validly existing under the laws of the State of Delaware. For the purpose of Section 3(e)of this Agreement, Party B represents that it is the Trust Administrator for Fremont Home Loan Trust 2006-E under the Pooling and Servicing Agreement.

(c)	Tax Provisions.
(i)	Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

(iii)	Tax Representations in Confirmations. For purposes of Sections 2(d)(i)(4) and 3(f), any payee tax representation specified in a Confirmation under this Agreement shall be deemed to be specified in this Schedule.
Part 3: Agreement to Deliver Documents
For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-
(a)	Tax forms, documents or certificates to be delivered are:-

Party required to	Form/Document/	Date by which
deliver document	Certificate	to be Delivered
Party A and Party B	Forms and/or documents described in Section 4(a)(iii) of the Agreement.	Upon reasonable demand by the other party.
(b)	Other documents to be delivered are:-

Party required
to deliver	Form/Document/	Date by which	Covered by
document	Certificate	to be Delivered	Section 3(d)
Party A and Party B	For each party, an incumbency certificate with respect to each signatory to this Agreement and the Credit Support Documents.	Upon execution of this Agreement.	Yes

Party A	A copy of the annual report of its Credit Support Provider containing audited consolidated financial statements for such fiscal year certified by independent public accountants and prepared in accordance with generally accepted accounting principles consistently applied.	Upon request.	Yes

Party A	For its most recent fiscal quarter, a copy of the unaudited financial statements of its Credit Support Provider, prepared in accordance with generally accepted accounting principles consistently applied.	Upon request.	Yes

Party required
to deliver	Form/Document/	Date by which	Covered by
document	Certificate	to be Delivered	Section 3(d)
Party A and Party B	(i) In the case of Party A, a copy of the resolutions or other action of the board of directors of each of Party A and its Credit Support Provider and (ii) in the case of Party B, (x) a resolution of the board of directors certified by a secretary or assistant secretary of Party B, or (y) a Pooling and Servicing Agreement or other document of Party B, pursuant to which Party B is authorized to enter into this Agreement, each Credit Support Document to which it is a party, and each Transaction from time to time entered into hereunder (the “Authorizing Resolution”).	Upon execution of this Agreement.	Yes

Party A	A guarantee of Holdings substantially in the form of Exhibit A to this Schedule.	Upon execution of this Agreement.	No

Party A	An opinion of counsel to Party A substantially in the form of Exhibit C to this Schedule.	Upon execution of this Agreement.	No

Party B	An opinion of counsel to Party B substantially in the form of Exhibit B to this Schedule, relating to the Pooling and Servicing Agreement and other deal documents reasonably satisfactory in form and substance to Party A.	Upon execution of this Agreement.	No

Party B	Monthly Report	At such time as each Monthly Report is delivered to the Trustee.	Yes

Party B	Noteholder Report	Each Determination Date or otherwise in accordance with the terms of the Pooling and Servicing Agreement.

Party B	All reports that go to the Rating Agencies.	As applicable.	Yes

Party B	An executed copy of the Pooling and Servicing Agreement.	Upon execution.	No

Party required
to deliver	Form/Document/	Date by which	Covered by
document	Certificate	to be Delivered	Section 3(d)
Party B	Each material amendment, supplement or waiver to the Pooling and Servicing Agreement, as proposed from time to time, or any other amendment or modification of the Pooling and Servicing Agreement that requires the consent of Party A under the terms of the Pooling and Servicing Agreement.	Promptly upon learning of any proposed amendment, supplement or waiver.	No
Part 4: Miscellaneous
(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:-

Address for notices or communications to Party A:-

Address:	Lehman Brothers Special Financing Inc.
c/o Lehman Brothers Inc.
Corporate Advisory Division
Transaction Management Group
745 Seventh Avenue
New York, New York 10019
Attention:	Documentation Manager
Telephone No.:	(212) 526-7187
Facsimile No.:	(212) 526-7672
For all purposes.

Address for notices or communications to Party B:-

Address:	Wells Fargo Bank, N.A. not individually, but solely as the trust administrator on behalf of Fremont Home Loan Trust 2006-E
9062 Old Annapolis Road
Columbia, MD 21045
Attention:	Client Manager – Fremont 2006-E
Telephone No.:	(410) 715-2380
Facsimile No.:	(410) 884-2000
For all purposes.
(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:-

Party A appoints as its Process Agent: Not applicable. Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:-
Party A is not a Multibranch Party.
Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default has occurred and is continuing with respect to Party A, then the parties will mutually appoint a financial institution acceptable to both parties which would qualify as a Reference Market-maker to act as Calculation Agent until the earlier of (i) a designation under Section 6(c)(ii), or (ii) the discontinuance of such Event of Default with respect to Party A.

(f)	Credit Support Document. In the case of Party A: (1) A guarantee of Party A’s obligations hereunder substantially in the form annexed hereto as Exhibit A to this Schedule. (2) The Credit Support Annex which supplements, forms part of, and is subject to this Agreement.

In the case of Party B: the Pooling and Servicing Agreement.

(g)	Credit Support Provider. Credit Support Provider means in relation to Party A: Lehman Brothers Holdings Inc.

Credit Support Provider means in relation to Party B: None.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(i)	Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-”; and (ii) deleting the final paragraph thereof.

(j)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply.

(k)	“Affiliate” will have the meaning specified in Section 14 of this Agreement, except that the only Affiliate of Party B shall be the Co-Issuer; provided, however, that with respect to Party A, such definition shall be understood to exclude Lehman Brothers Derivative Products Inc. and Lehman Brothers Financial Products Inc.

(l)	Local Business Day. The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.
Part 5: Other Provisions
(a)	General Conditions. Section 2(a)(iii) is hereby amended by (X) inserting in the third line thereof after the words “and is continuing, (2)” and before the words “the condition precedent” the following phrase “the condition precedent that no Additional Termination Event has occurred and is continuing with respect to which the other party is an Affected Party and with respect to which all outstanding Transactions are Affected Transactions, (3)” and (Y) delete the symbol “(3)” before the words “each other applicable condition” and substitute the symbol “(4)” in lieu thereof.

(b)	Accuracy of Specified Information. Section 3(d) is hereby amended by inserting in the third line thereof after the words “in every material respect” and before the period the phrase “or, in the case of audited or unaudited financial statements, a fair presentation, in all material respects, of the financial condition of the relevant person.”

(c)	No Violation or Conflict Representation. Section 3(a)(iii) is hereby amended by inserting in the second line thereof after the words “constitutional documents” and before the words “, any order or judgment” the phrase “(including, but not limited to, the Pooling and Servicing Agreement, as amended, and any and all resolutions, investment policies, guidelines, procedures or restrictions).”; provided, such amendment shall be applicable only with respect to the Representations of Party B.

(d)	Representations. Section 3 is hereby amended by adding the following subsections after subsection (f) thereof:
(g)	No Agency. Party A is acting as principal and not as agent when entering into this Agreement and each Transaction. Party B is acting not in its individual capacity but solely as Trust Administrator on behalf of the Trust.

(h)	Eligible Contract Participant. It is an “eligible contract participant” within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended.

(i)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into each Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(j)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(k)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.
(e)	Additional Representations and Warranties of Party B. Party B represents to Party A in accordance with Section 3 of the Agreement (which representations will be deemed to be repeated by Party B at all times until the termination of this Agreement) that:
(i)	Constitutional Documents. Party B is in compliance, in all material respects, with its constitutional documents (including, but not limited to, the Pooling and Servicing Agreement, as amended from time-to-time, and any and all resolutions, investment policies, guidelines, procedures or restrictions), and each Transaction contemplated hereunder is and will be an authorized and permitted transaction thereunder and an Authorizing Resolution is in full force and effect.

(ii)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(iii)	Compliance with Laws. Party B is in compliance, in all respects, with all applicable laws, rules, regulations, interpretations, guidelines, procedures, and policies of applicable regulatory authorities affecting Party B, this Agreement, the Transactions, or the performance of Party B’s obligations hereunder.
(f)	Reserved.
(g)	Third-Party Beneficiary. Party B agrees with Party A that Party A shall be an express third-party beneficiary of the Pooling and Servicing Agreement.

(h)	Set-off. (i) All payments under this Agreement shall be made without set-off or counterclaim, except as expressly provided for in Section 2(c), Section 6, Part 5(w) below or Paragraph 8(a) or (b) of the Collateral Support Annex attached hereto.
(ii) Section 6(e) shall be amended by the deletion of the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any set-off.”
(i)	Transfer and Assignment. Notwithstanding anything to the contrary in Section 7 of the Agreement, Party A may assign its rights and obligations under the Agreement, in whole or in part, (1) to any Affiliate of Holdings effective upon delivery to Party B of the guarantee by Holdings, in favor of Party B, of the obligations of such Affiliate, such guarantee to be substantially the same as the guarantee then in effect of the obligations of the transferor, or (2) to any entity with the same or higher long term senior unsecured debt rating (as determined by S&P or Moody’s) as Holdings at the time of such transfer. Party A will provide prior written notice to each Rating Agency of any such assignment. If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer, Party B shall at Party A’s written request take any reasonable steps required to be taken by it to effect such transfer. All collateral posted by Party A shall be returned to Party A immediately upon Party A securing a substitute counterparty.
(j)	Notices. For the purposes of subsections (iii) and (v) of Section 12(a), the date of receipt shall be presumed to be the date sent if sent on a Local Business Day or, if not sent on a Local Business Day, the date of receipt shall be presumed to be the first Local Business Day following the date sent.
(k)	Service of Process. The third sentence of Section 13(c) shall be amended by adding the following language at the end thereof: “if permitted in the jurisdiction where the proceedings are initiated and in the jurisdiction where service is to be made.”
(l)	Additional Representations and Warranties of Party B. Party B represents to Party A in accordance with Section 3 of the Agreement that its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.
(m)	Arms’-Length Transaction. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Notes; (v) the preparation of or passing on the disclosure and other information contained in any offering circular or similar document for the Notes, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Notes; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence.
(n)	Amendments. Section 9(b) is hereby amended by adding at the end thereof the sentence: “In addition, any amendment or modification of this Agreement shall be subject to the Rating Agency Condition.”
(o)	Amendments to Pooling and Servicing Agreement. Party B will provide Party A with at least ten (10) days prior written notice of and obtain Party A’s prior written consent to any proposed amendment, supplement or modification to its Pooling and Servicing Agreement that could have a material, adverse effect on Party A or otherwise give Party A the right to terminate any Transactions pursuant to the provisions of Part 1(i)(C) above.
(p)	No Bankruptcy Petition. Party A agrees that it will not, for a period of one year and one day, after the payment in full of all of the Notes issued under the Pooling and Servicing Agreement, acquiesce, petition, invoke or otherwise cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B; provided, that this provision shall not restrict or prohibit Party A from joining any other person, including, without limitation, the Trustee, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings already commenced or other analogous proceedings already commenced under applicable law.

(q)	Party B Agent. Party A acknowledges that Party B has appointed the Trust Administrator as its agent under the Pooling and Servicing Agreement to carry out certain functions on behalf of Party B, and that the Trust Administrator shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the Trust Administrator (i) this Agreement is delivered by Wells Fargo Bank, N.A., not in its individual capacity but solely as Trust Administrator under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the trust formed under the Pooling and Servicing Agreement is made and intended not as personal representations, undertakings and agreements of the Trust Administrator but is made and intended solely for the purpose of binding only the trust, and (iii) under no circumstances shall Wells Fargo Bank, N.A., in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach of failure of any obligation, representation, warranty or covenant made or undertaken by it on behalf of the Fremont Home Loan Trust 2006-E under this Agreement.
(r)	Limited Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Pooling and Servicing Agreement and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. Notwithstanding the foregoing or anything herein to the contrary, Party A shall not be precluded from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement or the Pooling and Servicing Agreement.
(s)	Additional Definitions. Section 14 is hereby amended by adding the following definitions in their appropriate alphabetical order:
“Fitch” means Fitch, Inc.
“Fitch First Rating Trigger” shall mean Party A’s Credit Support Provider shall fail to have an unsecured long-term senior debt obligation of “A” or above by Fitch or an unsecured, short term debt obligation of “F1” or above by Fitch.
“Fitch Required Ratings” shall mean a long-term unsecured debt or counterparty rating of “A” or above by Fitch or an unsecured short-term rating of “F1” or above by Fitch
“Fitch Second Rating Trigger” shall mean Party A’s Credit Support Provider shall fail to have a an unsecured, long-term senior debt obligation of “BBB+” or above by Fitch or an unsecured, short-term debt obligation of “F2” or above by Fitch.
“Moody’s” means Moody’s Investor Services, Inc.
“Moody’s First Rating Trigger” shall mean Party A’s Credit Support Provider shall fail to have both a short-term rating of “Prime-1” and a long-term senior unsecured debt or counterparty rating of “A2” by Moody’s or, if Party A’s Credit Support Provider does not have a short-term rating by Moody’s, Party A’s Credit Support Provider shall fail to have a long-term senior unsecured debt or counterparty rating of “A1” or above by Moody’s.
“Moody’s Required Ratings” shall mean both a short-term rating of “Prime-1” and a long-term senior unsecured debt or counterparty rating of “A2” by Moody’s or, if an entity or its Credit Support Provider does not have a short-term rating by Moody’s, a long-term senior unsecured debt or counterparty rating of “A1” or above by Moody’s.
“Moody’s Second Rating Trigger” shall mean Party A’s Credit Support Provider shall fail to have both a short-term rating of “Prime-2” or above and a long-term senior unsecured debt or counterparty rating of “A3” or above by Moody’s or, if Party A’s Credit Support Provider does not have a short-term rating by Moody’s, Party A’s Credit Support Provider shall fail to have a long-term senior unsecured debt or counterparty rating of “A3” or above by Moody’s.
“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act has consulted with each Rating Agency then providing a rating of any Class of Notes and has received from each Rating Agency a written confirmation that the proposed action or inaction would not cause such Rating Agency to downgrade or withdraw its then-current rating of any Class of Notes.
“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.
“S&P First Rating Trigger” shall mean Party A’s Credit Support Provider shall fail to have a short-term rating of “A-1” or above by S&P or, if Party A’s Credit Support Provider does not have a short-term rating by S&P, a long-term unsecured debt or counterparty rating of “A+” or above by S&P.
“S&P Required Ratings” shall mean a short-term rating of “A-1” or above by S&P or, if an entity or its Credit Support Provider does not have a short-term rating by S&P, a long-term unsecured debt or counterparty rating of “A+” or above by S&P.
“S&P Second Rating Trigger” shall mean Party A’s Credit Support Provider shall fail to have a long-term unsecured debt or counterparty rating of “BBB-” or above by S&P.
“Stockholders’ Equity” means with respect to an entity, at any time, the sum at such time of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles consistently applied.
“USD” means United States Dollars.
(t)	Waiver of Trial By Jury. Insofar as is permitted by law, each party irrevocably waives any and all rights to trial by jury in any legal proceeding in connection with this agreement or any transaction, and acknowledges that this waiver is a material inducement to the other party’s entering into this agreement and each transaction hereunder.
(u)	Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or connection with any such Section) shall be held to be invalid or unenforceable.
(v)	Replacement Agreement. At any time, Party A may designate a Payment Date (as defined in the Pooling and Servicing Agreement) as an Early Termination Date; provided that Party A has identified a counterparty (the “New Counterparty”) that (i) satisfies the Required Ratings and with respect to which the Rating Agency Confirmation is satisfied and (ii) has agreed to enter into an agreement, effective as of such Early Termination Date, with Party B on terms substantially identical to the terms of this Agreement, and all Transactions hereunder (a “Replacement Agreement”). For the purpose of the foregoing designation of an Early Termination Date, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions. If, as a condition to entering into the Replacement Agreement, the New Counterparty agrees to make a payment to Party B that is less than an amount required to be paid upon termination as if a Termination Event had occurred and Party A was the sole Affected Party and all Transactions were Affected Transactions (such amount, the “Replacement Amount”), then Party B shall pay to Party A an amount equal to the New Counterparty’s payment, which amount shall be the only amount payable to Party A in connection with the termination of the Agreement. If, however, as a condition to entering into the Replacement Agreement, the New Counterparty is to receive a payment from Party B that is greater than the Replacement Amount, then Party A shall pay to Party B an amount equal to the amount the New Counterparty is to receive. Upon Party B successfully entering into a Replacement Agreement, Party A’s obligations to post collateral contemplated by paragraph 13(b) of the Credit Support Annex shall terminate and Party B shall release its security interest in, and return to Party A, any then-posted collateral.
(w)	Guarantee Demand. If Party A fails to pay punctually any amounts under this Agreement, to the extent that Party B desires to exercise its rights under the Guarantee, the Trustee shall on behalf of Party B, make the written demand for payment pursuant to the Guarantee.

(x)	Reserved.
(y)	Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”
(z)	Escrow Payments. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise), it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may, at its option and in its sole discretion, notify the other party that payments on that date are to be made in escrow. In this case, deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (1) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (2) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason, other than the intended recipient’s failure to make the escrow deposit it is required to make hereunder in a timely fashion.
(aa)	Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement. It shall in particular be understood that this Severability clause shall not affect the “single agreement” concept of Section 1(c) of the Master Agreement.
(bb)	Recording of Conversations. Each party consents to the recording of telephone conversations between trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction. Promptly upon the request by a party, the other party will provide a copy of such recording to the party making the request.

(cc)	Other Criteria. Notwithstanding anything to the contrary herein, in the event that S&P has other published criteria with respect to the downgrade of counterparty in effect at the time of such a downgrade of Party A, Party A shall be entitled to elect to take such other measures specified in such published criteria subject to Rating Agency Confirmation by S&P.
     The parties executing this Schedule have executed the Master Agreement and have agreed as to the contents of this Schedule.

LEHMAN BROTHERS SPECIAL FINANCING INC.	WELLS FARGO BANK, N.A., not in its individual or corporate capacity but solely as Trust Administrator for FREMONT HOME LOAN TRUST 2006-E, Mortgage-Backed Certificates, Series 2006-E, pursuant to a Pooling and Servicing Agreement

Party A	Party B

/s/ Allyson M. Carine	/s/ Peter A. Gobell

Name: Allyson M. Carine	Name: Peter A. Gobell
Title: Authorized Signatory	Title: Vice President
Date:	Date: December 6, 2006

Lehman Brothers
EXHIBIT A to Schedule
GUARANTEE OF LEHMAN BROTHERS HOLDINGS INC.
LEHMAN BROTHERS SPECIAL FINANCING INC. (“Party A”) and WELLS FARGO BANK, N.A., not in its individual or corporate capacity but solely as Trust Administrator for FREMONT HOME LOAN TRUST 2006-E, Mortgage-Backed Certificates, Series 2006-E, pursuant to a Pooling and Servicing Agreement (“Party B”) have entered into a Master Agreement dated as of December 6, 2006, as amended from time to time (the “Master Agreement”), pursuant to which Party A and Party B have entered and/or anticipate entering into one or more transactions (each a “Transaction”), the Confirmation of each of which supplements, forms part of, and will be read and construed as one with, the Master Agreement (collectively referred to as the “Agreement”). This Guarantee is a Credit Support Document as contemplated in the Agreement. For value received, and in consideration of the financial accommodation accorded to Party A by Party B under the Agreement, LEHMAN BROTHERS HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware (“Guarantor”), hereby agrees to the following:
     (a) Guarantor hereby unconditionally guarantees to Party B the due and punctual payment of all amounts payable by Party A in connection with each Transaction when and as Party A’s obligations thereunder shall become due and payable in accordance with the terms of the Agreement (whether at maturity, by acceleration or otherwise). Guarantor hereby agrees, upon written demand by Party B, to pay or cause to be paid any such amounts punctually when and as the same shall become due and payable.
     (b) Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection.
     (c) Guarantor hereby agrees that its obligations under this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement against Party A (other than as a result of the unenforceability thereof against Party B), the absence of any action to enforce Party A’s obligations under the Agreement, any waiver or consent by Party B with respect to any provisions thereof, the entry by Party A and Party B into any amendments to the Agreement, additional Transactions under the Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (excluding the defense of payment or statute of limitations, neither of which is waived) provided, however, that Guarantor shall be entitled to exercise any right that Party A could have exercised under the Agreement to cure any default in respect of its obligations under the Agreement or to setoff, counterclaim or withhold payment in respect of any Event of Default or Potential Event of Default in respect of Party B or any Affiliate, but only to the extent such right is provided to Party A under the Agreement. The Guarantor acknowledges that Party A and Party B may from time to time enter into one or more Transactions pursuant to the Agreement and agrees that the obligations of the Guarantor under this Guarantee will upon the execution of any such Transaction by Party A and Party B extend to all such Transactions without the taking of further action by the Guarantor.
     (d) This Guarantee shall remain in full force and effect until the first to occur of (i) receipt by Party B of a written notice of termination from Guarantor or (ii) none of the obligations of Party A remain outstanding. Termination of this Guarantee shall not affect Guarantor’s liability hereunder as to obligations incurred or arising out of Transactions entered into prior to the termination hereof.
     (e) Guarantor further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligation or interest thereon is rescinded or must otherwise be restored by Party B upon an Event of Default as set forth in Section 5(a)(vii) of the Master Agreement affecting Party A or Guarantor.
     (f) Guarantor hereby waives (i) promptness, diligence, presentment, demand of payment, protest, order and, except as set forth in paragraph (a) hereof, notice of any kind in connection with the Agreement and this Guarantee, or (ii) any requirement that Party B exhaust any right to take any action against Party A or any other person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee.
Lehman Brothers Holdings Inc.
745 Seventh Avenue, New York, New York 10019

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Lehman Brothers
     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles. All capitalized terms not defined in this Guarantee, but defined in the Agreement, shall have the meanings assigned thereto in the Agreement.
     IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed by its duly authorized officer as of the date of the Agreement.

LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:
Date:
Lehman Brothers Holdings Inc.
745 Seventh Avenue, New York, New York 10019

2

EXHIBIT B to Schedule
[Form of Opinion of Counsel for Party B]
[Date]
Lehman Brothers Special Financing Inc.
c/o Lehman Brothers Inc.
745 Seventh Avenue, 28th Floor
New York, New York 10019
USA

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EXHIBIT C to Schedule
[Form of Opinion of Counsel for
Lehman Brothers Special Financing Inc. and
Lehman Brothers Holdings Inc.]
December 6, 2006
Wells Fargo Bank, N.A. not individually,
but solely as the trust administrator
on behalf of Fremont Home Loan Trust 2006-E
9062 Old Annapolis Road
Columbia, MD 21045
Ladies and Gentlemen:
     I have acted as counsel to Lehman Brothers Special Financing Inc., a Delaware corporation (“Party A”) and Lehman Brothers Holdings Inc., a Delaware corporation (“Guarantor”), and am familiar with matters pertaining to the execution and delivery of the Master Agreement (the “Master Agreement”) dated as of December 6, 2006 between Party A and WELLS FARGO BANK, N.A., not in its individual or corporate capacity but solely as Trust Administrator for FREMONT HOME LOAN TRUST 2006-E, Mortgage-Backed Certificates, Series 2006-E, pursuant to a Pooling and Servicing Agreement and the guarantee of Guarantor (the "Guarantee") delivered in connection with the Master Agreement.
     In connection with this opinion, I have examined, or have had examined on my behalf, an executed copy of the Master Agreement and the Guarantee, certificates and statements of public officials and officers of Party A and Guarantor and such other agreements, instruments, documents and records as I have deemed necessary or appropriate for the purposes of this opinion.
     Except as expressly set forth herein, no independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) has been undertaken to determine the existence or absence of the facts that are material to my opinions, and no inference as to my knowledge concerning such facts should be made.
     When used herein the phrase “to my knowledge” means to my actual knowledge without independent investigation.
     References in this letter to “Applicable Laws” are to those laws, rules and regulations of the State of New York which, in my experience, are normally applicable to transactions of the type contemplated by the Master Agreement and the Guarantee. References in this letter to “Governmental Authorities” are to executive, legislative, judicial, administrative or regulatory bodies of the State of New York. References in this letter to “Governmental Approval” are to any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.
     Based on the foregoing but subject to the assumptions, exceptions, qualifications and limitations hereinafter expressed, I am of the opinion that:
1.	Each of Party A and Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.	The execution, delivery and performance of the Master Agreement in the case of Party A, and the Guarantee, in the case of Guarantor, are within its corporate power, have been

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duly authorized by all corporate action and do not conflict with any provision of its certificate of incorporation or by-laws.

3.	The Master Agreement, in the case of Party A, and the Guarantee, in the case of Guarantor, have been duly executed and delivered and each constitutes a legal, valid and binding obligation, enforceable against it in accordance with its respective terms.

4.	To the best of my knowledge, no Governmental Approval is required in connection with the execution, delivery and performance of the Master Agreement in the case of Party A, or the Guarantee, in the case of Guarantor, except those that have been obtained and, to my knowledge, are in effect.
     The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:
     A. My opinion in paragraph 3 above is subject to: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent or other similar transfers or conveyances); (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law; (iii) laws and considerations of public policy that may limit the enforceability of provisions (a) regarding the termination and close-out methodology under the Master Agreement, including but not limited to Section 6(e), (b) regarding indemnification and contribution rights and obligations, (c) regarding the waiver or limitation of rights to trial by jury, oral amendments to written agreements or rights of setoff, (d) relating to submission to jurisdiction, venue or service of process, and (e) purporting to prohibit or restrict, or require the consent of the “account debtor” (as defined in Section 9-102 of the Uniform Commercial Code as in effect in the State of New York (the “NYUCC” )) for, the creation, perfection or enforcement of a security interest in “accounts” or “general intangibles” (in each case, as defined in Section 9-102 of the NYUCC).
     B. I am a member of the Bar of the State of New York and render no opinion on the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. Except as described, I have not examined, or had examined on my behalf, and I do not express any opinion with respect to, Delaware law.
     C. My opinions are limited to the present laws and to the facts as they presently exist, and no opinion is to be inferred or implied beyond the matters expressly so stated. I assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions referred to in paragraph B above be changed by legislative action, judicial decision or otherwise.
     D. This letter is rendered solely to you solely for your benefit in connection with the Master Agreement and the Guarantee and the transactions related thereto and may not be relied upon by any other person, entity or agency or by you in any other context or for any other purpose. This letter may not be circulated, used or quoted in whole or in part, nor may copies thereof be furnished or delivered to any other person, without the prior written consent of Lehman Brothers Holdings Inc., except that you may furnish copies hereof (i) to your independent auditors and attorneys, (ii) to any United States, state or local authority having jurisdiction over you or over Party A or Guarantor, (iii) pursuant to the order of any legal process of any court of competent jurisdiction or any governmental agency, and (iv) in connection with any legal action arising out of the Master Agreement or the Guarantee.
     E. I have assumed with your permission (i) the genuineness of all signatures by each party other than Party A or Guarantor, (ii) the authenticity of documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies, (iii) the accuracy of the matters set forth in the documents, agreements and instruments I reviewed, (iv) that each party other than Party A and Guarantor is duly organized, validly existing and in good standing under the laws of its

2

jurisdiction of organization, (v) the due execution and delivery, pursuant to due authorization, of the Master Agreement by each party other than Party A, and (vi) that the Master Agreement is the legal, valid, binding and enforceable obligation of each party other than Party A, enforceable against each such party in accordance with its terms.
     F. My opinion in paragraph 3 is subject to the qualification that certain provisions contained in the Agreement and the Guarantee may not be enforceable, but such unenforceability will not render the Agreement or the Guarantee invalid as a whole or substantially interfere with the practical realization of the principal benefits provided thereby.
     The foregoing opinions are given on the express understanding that the undersigned is an officer of Lehman Brothers Inc. and shall in no event incur any personal liability in connection with said opinions.
Very truly yours,

3

ISDA®
International Swaps and Derivatives Association, Inc.
CREDIT SUPPORT ANNEX
to the Schedule to the
Master Agreement
dated as of December 6, 2006
between

LEHMAN BROTHERS SPECIAL FINANCING INC.	WELLS FARGO BANK, N.A., not in its individual or corporate capacity but solely as Trust Administrator for FREMONT HOME LOAN TRUST 2006-E, Mortgage-Backed Certificates, Series 2006-E, pursuant to a Pooling and Servicing Agreement.
Party A	Party B
This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.
Accordingly, the parties agree as follows:
Paragraph 1. Interpretation
(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.
(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.
Paragraph 2. Security Interest
Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without further action by either party.
Copyright © 1994 by International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX
Elections and Variables
dated as of December 6, 2006
between
LEHMAN BROTHERS SPECIAL FINANCING INC.
(hereinafter referred to as “Party A” or “Pledgor”)
and
WELLS FARGO BANK, N.A., not in its individual or corporate capacity but solely as Trust Administrator for FREMONT HOME LOAN TRUST 2006-E, Mortgage-Backed Certificates, Series 2006-E, pursuant to a Pooling and Servicing Agreement
(hereinafter referred to as “Party B” or “Secured Party”)
Paragraph 13. Elections and Variables
(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A, not applicable.

With respect to Party B, not applicable.

(b)	Credit Support Obligations.
(i)	Delivery Amount, Return Amount and Credit Support Amount
(A)	“Delivery Amount” has the meaning specified in Paragraph 3(a)

(B)	“Return Amount” has the meaning specified in Paragraph 3(b).

(C)	“Credit Support Amount” has the meaning specified in Paragraph 13(p).
(ii)	Eligible Collateral. At such time as Party A is required to post collateral pursuant to Part 1(i)(B) of the Schedule), the following items will qualify as “Eligible Collateral” (together with such other collateral types (and related valuation percentages) with respect to which Rating Agency Confirmation is provided):

		Moody’s	Moody’s
	S&P	First Trigger	Second Trigger
	Valuation	Valuation	Valuation	Fitch Valuation
Collateral	Percentage	Percentage	Percentage	Percentage
(A) Cash	100%	100%	100%	100%
(B) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a maturity at issuance on such date of not more than one year.	98.5%	100%	100%	97.5%
(C) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a maturity at issuance on such date of more than one year but not more than ten years.	89.9%	100%	94%	86.3%
(D) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a at maturity at issuance on such date of more than ten years.	83.9%	100%	87%	86.7%

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(iii)	Other Eligible Support. The following items will qualify as “Other Eligible Support” for the party specified: Not applicable.

(iv)	Thresholds.
(A)	“Independent Amount” shall not be applicable with respect to Party A or Party B unless otherwise specified in a Confirmation.

(B)	“Threshold” means, with respect to Party A, zero at any time that (1) Party A (or to the extent applicable, its Credit Support Provider) does not have the S&P Required Ratings and has failed to transfer its rights and obligations under this Agreement within 30 days of its downgrade or (2) Party A (or to the extent applicable, its Credit Support Provider) does not have the Moody’s Required Ratings or (3) Party A (or to the extent applicable, its Credit Support Provider) does not have the Fitch Required Ratings as set forth in Part 1(i)(B); otherwise the Threshold shall be unlimited.

(C)	“Minimum Transfer Amount” means, with respect to a party, $100,000. If the aggregate Principal Balance of the Certificates rated by S&P ceases to be more than USD 50,000,000, the Minimum Transfer Amount shall be USD 50,000.

(D)	“Rounding”. The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of $1,000.
(v)	"Exposure” has the meaning specified in Paragraph 12, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part (1)(f) “Calculations” of the Schedule is deleted)” shall be inserted and (2) at the end of such definitions, the words “with terms substantially the same as those of this Agreement”
(c)	Valuation and Timing.
(i)	“Valuation Agent” means Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuation Agent from commonly accepted third party sources.

(ii)	“Valuation Date” means, for purposes of each time that Party A is required to post collateral pursuant to Part 1(i)(B) of the Schedule, each Wednesday or, if such day is not a Local Business Day, the next following Local Business Day.

(iii)	“Valuation Time” means the close of business in the location where the relevant product is traded, provided that the calculations of Value and Exposure will made as of approximately the same time on the same date.

(iv)	“Notification Time” means 3:00 p.m., New York time, on a Local Business Day.
(d)	Conditions Precedent and Secured Party’s Rights and Remedies. There will be no Specified Conditions for Party A and Party B.
(e)	Substitution
(i)	“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)	“Consent.” The Pledgor need not obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d).
(f)	Dispute Resolution
(i)	“Resolution Time” means 1:00 p.m. on the Local Business Day following the date on

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which notice is given that gives rise to a default.

(ii)	Value. For the purpose of Paragraph 5(i)c) and 5(ii), the Value of Posted Credit Support will be calculated as follows:

With respect to any Eligible Collateral in the form of securities listed in Paragraph 13(b)(ii) (referred to herein as “Collateral Obligations”) the sum of (I)(x) the bid price quoted on such date by a mutually acceptable principal market maker for such Collateral Obligations, or (y) if no such quotation is available from a principal market maker for such date, such bid price as of the day, next preceding such date, on which such quotation was available, in either case multiplied by the applicable Valuation Percentage, plus (II) the accrued interest on such Collateral Obligations (except to the extent Transferred to a party pursuant to any applicable section of this Agreement or included in the applicable price referred to in (I) of this Clause) as of such date.

With respect to any Cash, the face amount thereof.

(ii)	“Alternative.” Paragraph 5 will apply.
(g)	Holding and Using Posted Collateral.
(i)	“Eligibility to Hold Posted Collateral; Custodians.”

Party B and or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:
(1)	The Custodian is a bank or trust company located in the United States having total assets of at least $250,000,000 and a short term unsecured debt or counterparty rating of “Prime-1” from Moody’s and “A-1” from Standard & Poor‘s or is the Trust Administrator; and F1 from Fitch.
Initially, the Custodian for Party B is: the Trust Administrator pursuant to the Pooling and Servicing Agreement.

(ii)	“Use of Posted Collateral” The provisions of Paragraph 6(c) will not apply with respect to the collateral posted by Party A.

(iii)	The Custodian for Party B shall hold Eligible Credit Support in an Eligible Account segregated from the Swap Account, as defined in the related Pooling and Servicing Agreement.
(h)	Distributions and Interest Amount.
(i)	“Interest Rate. The Interest Rate will be the rate per annum equal to the overnight Federal Funds Rate for each day cash is held by the Secured Party as reported in Federal Reserve Publication H.15-519. Party B’s Custodian shall hold Posted Collateral in the form of Cash in such deposit or investment account as specified by Party A to Party B and reasonably acceptable to Party B’s Custodian.

(ii)	“Transfer of Interest Amount.” The Transfer of the Interest Amount will be made on the second Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); in each case to the extent that a Delivery Amount would not be created or increased by that Transfer, provided that Party B shall not be obliged to so Transfer any Interest Amount unless and until it has earned and received such interest.

(iii)	“Alternative to Interest Amount.” The provisions of Paragraph 6(d)(ii) will apply.
(i)	Additional Representation(s). Not applicable.

(j)	“Other Eligible Support and Other Posted Support.”

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(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: Not applicable.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: Not applicable.
(k)	Demands and Notices. All demands, specifications and notices made by a party to this Annex will be made pursuant to the Notices Section of this Agreement.

(l)	Addresses for Transfers. As agreed upon between the parties from time to time.

(m)	Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in the recital of this Annex, Paragraph 1(b) or Paragraph 2 of the definitions in Paragraph 12, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to post Eligible Credit Support hereunder. Party A also agrees that it shall pay all costs of transferring Eligible Credit Support required to be delivered by Party A hereunder.

(n)	Costs of Transfer on Exchange. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Pledgor to the Secured Party or from the Secured Party to the Pledgor.

(o)	Cumulative Rights. The rights, powers and remedies of the Secured Party under this Annex shall be in addition to all rights, powers and remedies given to the Secured Party by the Agreement or by virtue of any statue or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Secured Party in the Posted Credit Support created pursuant to this Annex.

(p)	Ratings Criteria
“Credit Support Amount” shall be the greater of (a) the S&P Credit Support Amount, (b) the Fitch Credit Support Amount, and (c) the Moody’s First Trigger Credit Support Amount, or the Moody’s Second Trigger Credit Support Amount, as applicable.
With respect to Fitch:
“Fitch Credit Support Amount” means, for any Valuation Date, the excess, if any, of:
(I)	(A)	for any Valuation Date (x) on which a Collateralization Event with respect to Fitch has occurred and been continuing for at least 30 calendar days or (y) on which a Ratings Event with respect to Fitch has occurred and is continuing, an amount equal to the sum of (1) the aggregate Secured Party’s Exposure for such Valuation Date with respect to all Transactions and (2) the aggregate of the products of the Volatility Buffer for each Transaction and the Notional Amount of each Transaction for the Calculation Period of each such Transaction which includes such Valuation Date, or

	(B)	for any other Valuation Date, zero, over

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(II)	the Threshold for Party A for such Valuation Date.
“Volatility Buffer” shall mean the percentage set forth in the following table with respect to any Transaction (other than a Transaction identified in the related Confirmation as a Timing Hedge):

	Weighted Average Life (Years)
Notes' Rating	1	2	3	4	5	6	7	8	9	10	11	12	13	14	>=15

USD Interest Rate Swaps
AA- or Better	0.8	1.7	2.5	3.3	4.0	4.7	5.3	5.9	6.5	7.0	7.5	8.0	8.5	9.0	9.5
A+/A	0.6	1.2	1.8	2.3	2.8	3.3	3.8	4.2	4.6	5.0	5.3	5.7	6.0	6.4	6.7
A-/BBB+	0.5	1.0	1.6	2.0	2.5	2.9	3.3	3.6	4.0	4.3	4.7	5.0	5.3	5.6	5.9
With respect to Moody’s:
“Moody’s First Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of
(I)	(A) for any Valuation Date on which (I) a First Trigger Failure Condition has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody’s Second Trigger Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of the Secured Party’s aggregate Exposure for all Transactions and the aggregate of Moody’s Additional Collateralized Amounts for each Transaction.

For the purposes of this definition, the “Moody’s Additional Collateralized Amount” with respect to any Transaction shall mean:

the product of the applicable Moody’s First Trigger Factor set forth in Table 1 annexed hereto as Exhibit A to this Credit Support Annex and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or
(B)	for any other Valuation Date, zero, over
(II)	the Threshold for Party A on such Valuation Date.
“First Trigger Failure Condition” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Required Ratings.

“Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s First Trigger Notional Amount Multiplier” means (A) if each Local Business Day is a Valuation Date, 2%, or (B) otherwise, 4%.

“Moody’s Second Trigger Credit Support Amount” means, for any Valuation Date, the excess, if any, of

15

(I)	(A) for any Valuation Date on which it is the case that a Second Trigger Failure Condition has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the next payments due to be paid by Party A under each Transaction and (c) the sum of the Secured Party’s aggregate Exposure and the aggregate of Moody’s Additional Collateralized Amounts for each Transaction.

For the purposes of this definition, the “Moody’s Additional Collateralized Amount“with respect to any Transaction shall mean:

if such Transaction is not a Transaction-Specific Hedge,

the product of the applicable Moody’s Second Trigger Factor set forth in Table 2 annexed hereto as Exhibit B to this Credit Support Annex and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or

if such Transaction is a Transaction-Specific Hedge,

the product of the applicable Moody’s Second Trigger Factor set forth in Table 3 and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date; or
(B)	for any other Valuation Date, zero, over
(II)	the Threshold for Party A for such Valuation Date.
“Transaction-Specific Hedge” means any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or an interest rate swap if (x) the notional amount of the interest rate swap is “balance guaranteed” or (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

“Second Trigger Failure Condition” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Transaction-Specific Hedge Notional Amount Multiplier” means (A) if each Local Business Day is a Valuation Date, 10%, or (B) otherwise, 11%.

“Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

“Moody’s Second Trigger Notional Amount Multiplier” means (A) if each Local Business Day is a Valuation Date, 8% or (B) otherwise, 9%.
With respect to S&P:
“S&P Credit Support Amount” means, for any Valuation Date, the excess, if any, of:
(I)	(A) for any Valuation Date (x) on which a Collateralization Event with respect to S&P has occurred and been continuing for at least 30

16

calendar days or (y) on which a Ratings Event with respect to S&P has occurred and is continuing, an amount equal to the sum of (1) the aggregate Secured Party’s Exposure for such Valuation Date with respect to all Transactions and (2) the aggregate of the products of the Volatility Buffer for each Transaction and the Notional Amount of each Transaction for the Calculation Period of each such Transaction which includes such Valuation Date, or

(B)	for any other Valuation Date, zero, over
(II)	the Threshold for Party A for such Valuation Date.
“Volatility Buffer” shall mean the percentage set forth in the following table with respect to any Transaction (other than a Transaction identified in the related Confirmation as a Timing Hedge):

Short-term credit	Remaining	Remaining	Remaining Weighted	Remaining
rating of Party A’s	Weighted Average	Weighted Average	Average Life	Weighted Average
Credit Support	Life Maturity up to	Life Maturity up to	Maturity	Life Maturity up to
Provider	3 years	5 years	up to 10 years	30 years
At least “A-2”	2.75	3.25	4.00	4.75
“A-3”	3.25	4.00	5.00	6.25
“BB+” or lower	3.50	4.50	6.75	7.50
     The parties executing this Credit Support Annex have executed the Master Agreement and have agreed as to the contents of this Credit Support Annex.

LEHMAN BROTHERS SPECIAL FINANCING INC.	WELLS FARGO BANK, N.A., not in its individual or corporate capacity but solely as Trust Administrator for FREMONT HOME LOAN TRUST 2006-E, Mortgage-Backed Certificates, Series 2006-E, pursuant to a Pooling and Servicing Agreement.

Party A	Party B

/s/ Allyson M. Carine	/s/ Peter A. Gobell

Name: Allyson M. Carine	Name: Peter A. Gobell
Title: Authorized Signatory	Title: Vice President
Date:	Date: December 6, 2006

17

Exhibit A to Credit Support Annex
Table 1
Moody’s First Trigger Factor
If “Valuation Date” means “each Wednesday or, if such day is not a Local Business Day, the next following Local Business Day”, the “Weekly Collateral

Remaining	Weekly
Weighted Average Life	Collateral
of Hedge in Years	Posting
1 or less	0.25%
More than 1 but not more than 2	0.50%
More than 2 but not more than 3	0.70%
More than 3 but not more than 4	1.00%
More than 4 but not more than 5	1.20%
More than 5 but not more than 6	1.40%
More than 6 but not more than 7	1.60%
More than 7 but not more than 8	1.80%
More than 8 but not more than 9	2.00%
More than 9 but not more than 10	2.20%
More than 10 but not more than 11	2.30%
More than 11 but not more than 12	2.50%
More than 12 but not more than 13	2.70%
More than 13 but not more than 14	2.80%
More than 14 but not more than 15	3.00%
More than 15 but not more than 16	3.20%
More than 16 but not more than 17	3.30%
More than 17 but not more than 18	3.50%
More than 18 but not more than 19	3.60%
More than 19 but not more than 20	3.70%
More than 20 but not more than 21	3.90%
More than 21 but not more than 22	4.00%
More than 22 but not more than 23	4.00%
More than 23 but not more than 24	4.00%
More than 24 but not more than 25	4.00%
More than 25 but not more than 26	4.00%
More than 26 but not more than 27	4.00%
More than 27 but not more than 28	4.00%
More than 28 but not more than 29	4.00%
More than 29	4.00%

Exhibit B to the Credit Support Annex
Table 2
Moody’s Second Trigger Factor for Transaction-Specific Hedges
If “Valuation Date” means the first Local Business Day in each week, the “Weekly Collateral Posting” column will apply.

Remaining	Weekly
Weighted Average Life	Collateral
of Hedge in Years	Posting
1 or less	0.75%
More than 1 but not more than 2	1.50%
More than 2 but not more than 3	2.20%
More than 3 but not more than 4	2.90%
More than 4 but not more than 5	3.60%
More than 5 but not more than 6	4.20%
More than 6 but not more than 7	4.80%
More than 7 but not more than 8	5.40%
More than 8 but not more than 9	6.00%
More than 9 but not more than 10	6.60%
More than 10 but not more than 11	7.00%
More than 11 but not more than 12	7.50%
More than 12 but not more than 13	8.00%
More than 13 but not more than 14	8.50%
More than 14 but not more than 15	9.00%
More than 15 but not more than 16	9.50%
More than 16 but not more than 17	9.90%
More than 17 but not more than 18	10.40%
More than 18 but not more than 19	10.80%
More than 19 but not more than 20	11.00%
More than 20 but not more than 21	11.00%
More than 21 but not more than 22	11.00%
More than 22 but not more than 23	11.00%
More than 23 but not more than 24	11.00%
More than 24 but not more than 25	11.00%
More than 25 but not more than 26	11.00%
More than 26 but not more than 27	11.00%
More than 27 but not more than 28	11.00%
More than 28 but not more than 29	11.00%
More than 29	11.00%

Lehman Brothers
GUARANTEE OF LEHMAN BROTHERS HOLDINGS INC.
LEHMAN BROTHERS SPECIAL FINANCING INC. (“Party A”) and WELLS FARGO BANK, N.A., not in its individual or corporate capacity but solely as Trust Administrator for FREMONT HOME LOAN TRUST 2006-E, Mortgage-Backed Certificates, Series 2006-E, pursuant to a Pooling and Servicing Agreement (“Party B”) have entered into a Master Agreement dated as of December 6, 2006, as amended from time to time (the “Master Agreement”), pursuant to which Party A and Party B have entered and/or anticipate entering into one or more transactions (each a “Transaction”), the Confirmation of each of which supplements, forms part of, and will be read and construed as one with, the Master Agreement (collectively referred to as the “Agreement”). This Guarantee is a Credit Support Document as contemplated in the Agreement. For value received, and in consideration of the financial accommodation accorded to Party A by Party B under the Agreement, LEHMAN BROTHERS HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware (“Guarantor”), hereby agrees to the following:
     (a) Guarantor hereby unconditionally guarantees to Party B the due and punctual payment of all amounts payable by Party A in connection with each Transaction when and as Party A’s obligations thereunder shall become due and payable in accordance with the terms of the Agreement (whether at maturity, by acceleration or otherwise). Guarantor hereby agrees, upon written demand by Party B, to pay or cause to be paid any such amounts punctually when and as the same shall become due and payable.
     (b) Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection.
     (c) Guarantor hereby agrees that its obligations under this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement against Party A (other than as a result of the unenforceability thereof against Party B), the absence of any action to enforce Party A’s obligations under the Agreement, any waiver or consent by Party B with respect to any provisions thereof, the entry by Party A and Party B into any amendments to the Agreement, additional Transactions under the Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (excluding the defense of payment or statute of limitations, neither of which is waived) provided, however, that Guarantor shall be entitled to exercise any right that Party A could have exercised under the Agreement to cure any default in respect of its obligations under the Agreement or to setoff, counterclaim or withhold payment in respect of any Event of Default or Potential Event of Default in respect of Party B or any Affiliate, but only to the extent such right is provided to Party A under the Agreement. The Guarantor acknowledges that Party A and Party B may from time to time enter into one or more Transactions pursuant to the Agreement and agrees that the obligations of the Guarantor under this Guarantee will upon the execution of any such Transaction by Party A and Party B extend to all such Transactions without the taking of further action by the Guarantor.
     (d) This Guarantee shall remain in full force and effect until the first to occur of (i) receipt by Party B of a written notice of termination from Guarantor or (ii) none of the obligations of Party A remain outstanding. Termination of this Guarantee shall not affect Guarantor’s liability hereunder as to obligations incurred or arising out of Transactions entered into prior to the termination hereof.
     (e) Guarantor further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligation or interest thereon is rescinded or must otherwise be restored by Party B upon an Event of Default as set forth in Section 5(a)(vii) of the Master Agreement affecting Party A or Guarantor.
     (f) Guarantor hereby waives (i) promptness, diligence, presentment, demand of payment, protest, order and, except as set forth in paragraph (a) hereof, notice of any kind in connection with the Agreement and this Guarantee, or (ii) any requirement that Party B exhaust any right to take any action against Party A or any other person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee.
Lehman Brothers Holdings Inc.
745 Seventh Avenue, New York, New York 10019

1

Lehman Brothers
     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles. All capitalized terms not defined in this Guarantee, but defined in the Agreement, shall have the meanings assigned thereto in the Agreement.
     IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed by its duly authorized officer as of the date of the Agreement.

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ James J. Killerlane III

Name:	James J. Killerlane III
Title:	Vice President
Lehman Brothers Holdings Inc.
745 Seventh Avenue, New York, New York 10019

2

Lehman Brothers
Transaction

Date:	6 December, 2006

To:	Fremont Investment & Loan
Attention: Documentation Unit

From:	Lehman Brothers Special Financing Inc.
Mandy Lee — Confirmations Group
Facsimile: (+1) 646-885-9551 (United States of America)
Telephone: 212-526-9257

Ref. Numbers:	Risk ID: 1356299L / Effort ID: N1132192 / Global Deal ID: 2751808
Dear Sir or Madam:
The purpose of this communication (this “Confirmation”) is to confirm the terms and conditions of the transaction (the “Transaction”) entered into between Lehman Brothers Special Financing Inc. (“Party A”) and Fremont Investment & Loan (“Party B”) on the Trade Date specified below. This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.
This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 17 November, 2006, as amended and supplemented from time to time, between Party A and Party B (the “Agreement”). All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.
The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and the terms of this Confirmation, this Confirmation will govern. For the purpose of the Definitions, references herein to a “Transaction” shall be deemed to be references to a “Swap Transaction”.
Party A and Party B each represents that entering into the Transaction is within its capacity, is duly authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party. Party A and Party B each represents that (a) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party provides it with market information or its views; (b) it understands the risks of the Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (c) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives. Party A and Party B each represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors’ rights generally and to equitable principles of general application.
LEHMAN BROTHERS SPECIAL FINANCING INC.
LEHMAN BROTHERS INC.
745 SEVENTH AVENUE, NEW YORK NY 10019

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	16 November, 2006

Effective Date:	06 December, 2006

Termination Date:	25 December, 2012, subject to adjustment in accordance with the Following Business Day Convention.

Adjusted Notional Amount:	With respect to each Calculation Period, the lesser of (i) the Scheduled Maximum Adjusted Swap Notional Amount as set forth in Appendix A attached hereto and (ii) the product of (x) the aggregate Principal Balance of the Reference Assets on or about the 15th calendar day of each month, commencing in the month of December 2006 and (y) 1/250

Notional Amount:	The product of (i) 250 and (ii) the Adjusted Notional Amount.

Referenced Assets:	FHLT 2006-E, Class 1-A-1 (Cusip: 35729NAA3), Class 2-A-1 (Cusip: 35729NAB1), Class 2-A-2 (Cusip: 35729NAC9), Class 2-A-3 (Cusip: 35729NAD7), Class 2-A-4 (Cusip: 35729NAT2), Class M-1 (Cusip: 35729NAE5), Class M-2 (Cusip: 35729NAF2), Class M-3 (Cusip: 35729NAG0), Class M-4 (Cusip: 35729NAH8), Class M-5 (Cusip: 35729NAJ4), Class M-6 (Cusip: 35729NAK1), Class M-7 (Cusip: 35729NAL9), Class M-8 (Cusip: 35729NAM7), and Class M-9 (Cusip: 35729NAN5).

Principal Balance:	As reported on Bloomberg Financial Services, Inc. (“Bloomberg”): by entering the Cusip, <Mtge>, type “pdi4”, <Go>. If Bloomberg fails to publish the aggregate Principal Balance of the Referenced Assets or the parties fail to agree on the aggregate Principal Balance of the Referenced Assets for any Calculation Period, the aggregate Principal Balance of the Referenced Assets shall be determined by the Calculation Agent pursuant to Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Pooling and Servicing Agreement”), among Fremont Mortgage Securities Corporation, as depositor, Fremont Investment & Loan, as sponsor, originator and servicer, Wells Fargo Bank, N.A., as master servicer, trust administrator and swap administrator and HSBC Bank USA, National Association, as trustee.

Floating Amounts:

Floating Amount Payer:	Party A

Floating Amount Payer Period End Dates:	The 25th calendar day of each month, from and including 25 January, 2007 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Amount Payer Payment Dates:	One Business Day prior to each Floating Amount Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 month

Floating Rate for initial Calculation Period:	5.35%

Spread:	Inapplicable

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Fixed Amounts:

Fixed Amount Payer:	Party B

Fixed Amount Payer Period End Dates:	The 25th calendar day of each month, from and including 25 January, 2007 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amount Payer Payment Dates:	One Business Day prior to each Fixed Amount Payer Period End Date.

Fixed Rate:	5.14% per annum

Fixed Rate Day Count Fraction:	Actual/360

Additional Amount Payable by Party B:	In the event that a net payment from Party A to Party B under this Transaction results in an amount that would be payable to Fremont Investment & Loan, as holder of the Class M10 Certificates, issued pursuant to the Pooling and Servicing Agreement, then such payment shall not be paid to Fremont Investment & Loan, as holder of the Class M10 Certificates and shall instead be paid to Party A, on the relevant Floating Amount Payer Payment Date

Business Days:	New York

Additional Payment:	(i) Party A shall pay Party B the sum of USD 1,850,000.00 on 20 November, 2006 subject to adjustment in accordance with the Following Business Day Convention.

(ii) Party B shall pay Party A the sum of USD 310,000.00 on 08 December, 2006 subject to adjustment in accordance with the Following Business Day Convention.

Miscellaneous:

Calculation Agent:	Party A

Office:	For the purposes of this Transaction, Party A is not a Multibranch Party, and the Office of Party B is its Head Office.

Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number (+1) 646-885-9551 (United States of America), Attention: Confirmations Group.

Yours sincerely,	Accepted and agreed to:

Lehman Brothers Special Financing Inc.	Fremont Investment & Loan

/s/ Anatoly Kozlov

	By:	/s/ Jeff Crusinberry

	Name:	Jeff Crusinberry
	Title:	Senior Vice President

Appendix A

*Calculation Periods up to but excluding	Scheduled Maximum Adjusted Swap Notional
the Payment Date scheduled to occur:	Amount:
25 January, 2007	4,885,448.00
25 February, 2007	4,865,189.76
25 March, 2007	4,844,931.52
25 April, 2007	4,824,673.28
25 May, 2007	4,752,185.58
25 June, 2007	4,671,221.36
25 July, 2007	4,582,009.58
25 August, 2007	4,484,826.68
25 September, 2007	4,379,997.32
25 October, 2007	4,267,906.59
25 November, 2007	4,149,871.70
25 December, 2007	4,028,120.22
25 January, 2008	3,908,212.36
25 February, 2008	3,791,697.94
25 March, 2008	3,678,480.24
25 April, 2008	3,568,465.28
25 May, 2008	3,461,561.79
25 June, 2008	3,357,664.08
25 July, 2008	3,256,653.57
25 August, 2008	3,158,267.80
25 September, 2008	3,053,934.70
25 October, 2008	2,933,958.91
25 November, 2008	2,774,653.18
25 December, 2008	1,070,839.48
25 January, 2009	1,029,229.33
25 February, 2009	989,702.93
25 March, 2009	952,569.08
25 April, 2009	919,891.63
25 May, 2009	895,131.48
25 June, 2009	871,071.87

Appendix A

*Calculation Periods up to but excluding	Scheduled Maximum Adjusted Swap Notional
the Payment Date scheduled to occur:	Amount:
25 July, 2009	847,691.92
25 August, 2009	824,971.38
25 September, 2009	802,890.67
25 October, 2009	781,430.80
25 November, 2009	760,573.40
25 December, 2009	506,315.01
25 January, 2010	494,926.18
25 February, 2010	483,792.80
25 March, 2010	472,909.12
25 April, 2010	462,269.52
25 May, 2010	451,868.50
25 June, 2010	441,700.68
25 July, 2010	431,760.83
25 August, 2010	422,043.80
25 September, 2010	412,544.60
25 October, 2010	403,258.31
25 November, 2010	394,180.15
25 December, 2010	385,305.45
25 January, 2011	376,629.63
25 February, 2011	368,148.23
25 March, 2011	359,856.88
25 April, 2011	351,751.30
25 May, 2011	343,827.33
25 June, 2011	336,080.90
25 July, 2011	328,508.01
25 August, 2011	321,104.78
25 September, 2011	313,867.39
25 October, 2011	306,792.14
25 November, 2011	299,875.38
25 December, 2011	289,025.06
25 January, 2012	282,560.39
25 February, 2012	276,238.61

Appendix A

*Calculation Periods up to but excluding	Scheduled Maximum Adjusted Swap Notional
the Payment Date scheduled to occur:	Amount:
25 March, 2012	270,056.60
25 April, 2012	264,011.27
25 May, 2012	258,099.64
25 June, 2012	252,318.77
25 July, 2012	246,665.79
25 August, 2012	241,137.90
25 September, 2012	235,732.34
25 October, 2012	230,446.44
25 November, 2012	225,277.57
25 December, 2012	220,223.15

*	subject to adjustment in accordance with the relevant Business Day Convention.

ISDA®
International Swaps and Derivatives Association, Inc.
NOVATION AGREEMENT
dated as of December 6, 2006 among:
Lehman Brothers Special Financing Inc. (the “Remaining Party”),
Fremont Investment & Loan (the “Transferor”)
AND
Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trust Administrator (the “Trust Administrator”), on behalf of Fremont Home Loan Trust 2006-E, Mortgage Backed Certificates, Series 2006-E pursuant to the Pooling and Servicing Agreement dated as of December 1, 2006 (the “Pooling and Servicing Agreement”)
(the “Transferee”)
The Transferor and the Remaining Party have entered into a Transaction (the “Old Transaction”) evidenced by a Confirmation dated December 6, 2006 (the “Old Confirmation”) attached hereto as Exhibit I subject to a 1992 ISDA Master Agreement (as defined below) dated as of November 17, 2006 (the “Old Agreement”).
The Remaining Party and the Transferee have entered into an ISDA Master Agreement (the “New Agreement”) dated as of December 6, 2006.
With effect from and including December 6, 2006 (the “Novation Date”), the Transferor wishes to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of the Transferor under and in respect of the Old Transaction, with the effect that the Remaining Party and the Transferee enter into a new transaction (the “New Transaction”) between them having terms identical to those of each Old Transaction, as more particularly described below other than the right of the Transferor to receive and to pay the Additional Payment as set forth in the Old Confirmation.
The Remaining Party wishes to accept the Transferee as its sole counterparty with respect to the New Transaction.
The Transferor and the Remaining Party wish to have released and discharged, as a result and to the extent of the transfer described above, their respective obligations under and in respect of the Old Transaction.
Accordingly, the parties agree as follows: —
1.	Definitions.
Terms defined in the ISDA Master Agreement (Multicurrency-Cross Border) as published in 1992 by the International Swaps and Derivatives Association, Inc., (the “1992 ISDA Master Agreement”) are used herein as so defined, unless otherwise provided herein.

2.	Transfer, Release, Discharge and Undertakings.
With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):
(a)	the Remaining Party and the Transferor are each released and discharged from further obligations to each other with respect to each Old Transaction and their respective rights against each other thereunder are cancelled, provided that such release and discharge shall not affect any rights, liabilities or obligations of the Remaining Party or the Transferor with respect to the Additional Payment or other payments or other obligations due and payable or due to be performed on or prior to the Novation Date, and all such payments and obligations shall be paid or performed by the Remaining Party or the Transferor in accordance with the terms of the Old Transaction;

(b)	in respect of the New Transaction, the Transferee and the Remaining Party each undertakes liabilities and obligations towards the other and acquires rights against each other identical in their terms to the Old Transaction (and, for the avoidance of doubt, as if the Transferee were the Transferor and with the Remaining Party remaining the Remaining Party, save for any rights, liabilities or obligations of the Remaining Party or the Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date);

(c)	the New Transaction shall be governed by and form part of the New Agreement and the relevant Old Confirmation (which, in conjunction and as deemed modified to be consistent with this Novation Agreement,, shall be deemed to be a Confirmation between the Remaining Party and the Transferee); and

(d)	It is expressly understood and agreed by the parties hereto that (i) this Novation Agreement is executed and delivered by Wells Fargo Bank, N.A. (“Wells Fargo”), not in its individual capacity but solely as Trust Administrator under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the Transferee is made and intended not as personal representations, undertakings and agreements of Wells Fargo but is made and intended for the purpose of binding only the Transferee, and (iii) under no circumstances shall Wells Fargo in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach of failure of any obligation, representation, warranty or covenant made or undertaken by the Transferee under this Novation Agreement .
3.	Representations and Warranties.
(a)	On the date of this Novation Agreement and on the Novation Date:
(i)	Each of the parties makes to each of the other parties those representations and warranties set forth in Section 3(a) of the 1992 ISDA Master Agreement with references in such Section to “this Agreement” or “any Credit Support Document” being deemed references to this Novation Agreement alone.

(ii)	The Remaining Party and the Transferor each makes to the other and the Remaining Party and the Transferee each makes to the other the representation set forth in Section 3(b) of the 1992 ISDA Master Agreement, in the former case with respect to the Old Agreement, and in the latter case with respect to the New Agreement and taking into account the parties entering into and performing their obligations under this Novation Agreement.

(iii)	Each of the Transferor and the Remaining Party represents and warrants to each other and to the Transferee that:
(A)	as of the date hereof, no other party has any interest or obligation in or under the Old Agreement in respect of the Old Transaction (whether by way of security or otherwise); and

(B)	as of the Novation Date, all obligations of the Transferor and the Remaining Party under each Old Transaction required to be performed on or before the Novation Date have been fulfilled.
(b)	The Transferor makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any New Transaction or the New Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of the Remaining Party, the Transferee or any other person or for the performance and observance by the Remaining Party, the Transferee or any other person of any of its obligations under any New Transaction or the New Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.
4.	Counterparts.
This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
5.	Costs and Expenses.
The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Novation Agreement.
6.	Amendments.
No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
7.	(a)	Governing Law.
This Novation Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof other than New York General Obligations Laws Sections 5-1401 and 5-1402.

(b)	Jurisdiction.

The terms of Section 13(b) of the 1992 ISDA Master Agreement shall apply to this Novation Agreement with references in such Section to “this Agreement” being deemed references to this Novation Agreement alone.

8.	Notices.
For the purposes of this Novation Agreement and Section 12(a) of the New Agreement, the addresses for notices or communications are as follows: (i) in the case of the Transferor, Fremont Investment & Loan, 2727 East Imperial Highway, Brea, California, 92821, Attention: Jeffrey Crusinberry, with a copy to the same address, Attention: Legal Department, or such other address as may be hereafter furnished in writing to the Transferee and the Remaining Party; (ii) in the case of The Transferee Address: Wells Fargo Bank, N.A., 9062 Old Annapolis Rd., Columbia, Maryland, 21045 Attention: Client Manager – Fremont 2006-E, Facsimile: (410) 715-2380, Phone: (410) 884-2000, or such other address as may be hereafter furnished in writing to the Transferor and the Remaining Party; and (iii) in the case of the Remaining Party, as specified in the Old Confirmation and, for purposes of Sections 5 and 6 of the New Agreement, to the following address:

Address:	Lehman Brothers Special Financing Inc.
c/o Lehman Brothers Inc.
Transaction Management Division
745 Seventh Avenue
New York, NY 10019
Attention:	Documentation Manager
Telephone No.:	(212) 526-7187
Facsimile No.:	(212) 526-7672
          or such other address as may be hereafter furnished in writing to the Transferor and The Transferee.
9.	Account Details.

Payments to Remaining Party in USD:

JPMorgan Chase Bank, New York
ABA # 021000021
A/C of Lehman Brothers Special Financing Inc.
A/C # 066-143-543

Payments to Transferee in USD:

Wells Fargo Bank, N.A.
ABA 121-000-248
Account Number: 3970771416
Account Name: Corporate Trust Clearing
FFC: 50969802, Fremont 2006-E Swap Account

IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from and including the Novation Date.

Lehman Brothers Special Financing Inc.			Fremont Investment & Loan

By:	/s/ Anatoly Kozlov		By:	/s/ Jeff Crusinberry

	Name:	Anatoly Kozlov		Name:	Jeff Crusinberry
	Title:			Title:	Senior Vice President
	Date:			Date:	December 6, 2006
Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trust Administrator on behalf of Fremont Home Loan Trust 2006-E, Mortgage Backed Certificates, Series 2006-E

By:	/s/ Peter A. Gobell
	Name:	Peter A. Gobell
	Title:	Vice President
	Date:	December 6, 2006

SWAP ADMINISTRATION AGREEMENT
          This Swap Administration Agreement, dated as of December 6, 2006 (this “Agreement”), among Wells Fargo Bank N.A., a national banking association (“Wells Fargo”), as swap administrator (in such capacity, the “Swap Administrator”), Wells Fargo, not in its individual capacity but solely as trust administrator for Fremont Home Loan Trust 2006-E, Mortgage Backed Certificates, Series 2006-E (in such capacity, the “Trust Administrator”) and HSBC Bank USA, National Association, as trustee for Fremont Home Loan Trust 2006-E, Mortgage Backed Certificates, Series 2006-E (“Trustee”).
          WHEREAS, the Trust Administrator is party to an Interest Rate Swap Agreement (the “Swap Agreement”), a copy of which is attached hereto as Exhibit A, between Wells Fargo, not individually, but solely as Trust Administrator on behalf of the Fremont Home Loan Trust 2006-E, Mortgage Backed Certificates, Series 2006-E and Lehman Brothers Special Financing Inc., as counterparty (together with its successors in interest, the “Swap Provider”);
          WHEREAS, the Trustee, pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006, among Fremont Mortgage Securities Corporation, Fremont Investment & Loan (“Fremont”), as sponsor, originator and servicer, Wells Fargo, as master servicer, swap administrator and trust administrator, and the Trustee (the “Pooling and Servicing Agreement”), assigns all of its right, title and interest to receive Net Swap Payments (as defined in the Pooling and Servicing Agreement) pursuant to the Swap Agreement to the Swap Administrator;
          WHEREAS, the Trustee has specified the Swap Account as the account to receive the Net Swap Payments; and
          WHEREAS; the Trustee desires to appoint the Swap Administrator, and the Swap Administrator desires to accept such appointment, to distribute funds received from the Swap Providers as provided herein.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
     1. Definitions.
     Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement or in the related Indenture, as the case may be, as in effect on the date hereof.
     2. Swap Administrator.
     (a) The Trustee hereby appoints the Swap Administrator to receive all funds paid by the Swap Providers under the Swap Agreement (including any Swap Termination Payments) and the Swap Administrator hereby agrees to receive such amounts and to distribute on each Distribution Date such amounts in the following order of priority:

          (i) first, to the Trust Administrator for deposit into the Swap Account, an amount equal to the sum of the following amounts, if any, remaining outstanding after distribution of the Excess Cashflow for such Distribution Date: (A) Current Interest or Unpaid Interest Shortfall Amounts, (B) Net WAC Rate Carryover Amounts; (C) Overcollateralization Deficiency amounts; and (D) Allocated Realized Loss Amounts;
          (ii) second, to Wells Fargo, as the indenture trustee of the NIM Trust, if any, as and to the extent designated in writing by Fremont to the Swap Administrator, and
          (iii) third, to holder(s) of the Class C Certificates, or to such other Person as designated in writing by such holder(s) to the Swap Administrator from time to time.
     (b) On or before the second Business Day prior to each LIBOR Determination Date, the Swap Administrator shall make available to the Swap Provider and the Servicer the aggregate Certificate Principal Balance of the Senior Certificates and the Subordinate Certificates, as of such date.
     3. Swap Administration Account.
     (a) The Swap Administrator shall segregate and hold all funds received pursuant to the Swap Agreement (including any Swap Termination Payments) separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Swap Administrator one or more segregated accounts (such account or accounts, the “Swap Administration Account”), which may be a subaccount of the Swap Account, held in trust for the benefit of the Trustee and the parties to this Agreement. All amounts on deposit in the Swap Administration Account shall remain uninvested unless the Swap Administrator receives instructions to the contrary from Fremont. The Swap Administrator hereby agrees that it holds and shall hold the Swap Administration Account and all amounts deposited therein in trust for the exclusive use and benefit of the Trustee as their interests may appear.
     (b) With respect to the Swap Agreement and notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within thirty (30) days after receipt by the Swap Administrator of a Swap Termination Payment paid by a terminated Swap Provider, the Swap Administrator shall deposit such Swap Termination Payment into a separate, non-interest bearing account established by the Swap Administrator and the Swap Administrator shall, on each Distribution Date following receipt of such Swap Termination Payment (unless a replacement swap agreement has been entered into) withdraw from such account, an amount equal to the Net Swap Payment, if any, that would have been paid to the Trust by the original Swap Provider (computed in accordance with Section 2 of the original Swap Agreement) and distribute such amount in accordance with Section 2(a) of this Agreement. On the Distribution Date immediately after the termination date of an original Swap Agreement, the Swap Administrator shall withdraw any funds remaining in the related account and distribute such amount in accordance with Section 2(a)(iii) of this Agreement.

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     4. Representations and Warranties of the Swap Administrator. Wells Fargo represents and warrants as follows:
     (a) Wells Fargo is duly organized and validly existing national banking association under the laws of the United States and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations as Swap Administrator hereunder.
     (b) The execution, delivery and performance of this Agreement by Wells Fargo as Swap Administrator has been duly authorized by Wells Fargo.
     (c) This Agreement has been duly executed and delivered by Wells Fargo as Swap Administrator and is enforceable against Wells Fargo in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).
     (d) No consent of any Person and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by Wells Fargo as Swap Administrator.
     (e) The execution, delivery and performance of this Agreement by Wells Fargo as Swap Administrator does not conflict with or result in a violation of (i) any law or regulation applicable to Wells Fargo, (ii) Wells Fargo’s charter or (iii) any other agreement or instrument to which Wells Fargo is a party or by which its assets are bound.
     (f) There is no litigation pending or threatened against Wells Fargo that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Swap Administrator to perform any of its other obligations hereunder in accordance with the terms hereof.
     5. Certain Matters Relating to the Swap Administrator.
     (a) The rights, duties and liabilities of the Swap Administrator in respect of this Agreement shall be as follows:
          (i) The Swap Administrator shall have the full power and authority that it may deem advisable in order to enforce the provisions of this Agreement that it may deem advisable in order to enforce the provisions hereof. The Swap Administrator shall not be answerable or accountable except for its own bad faith, willful misconduct or negligence. The Swap Administrator shall not be required to take any action to exercise or enforce any of its rights or powers hereunder which, in the opinion of the Swap Administrator, shall be likely to involve expense or liability to the Swap Administrator, unless the Swap Administrator shall have received an agreement satisfactory to it in its sole discretion to indemnify it against such liability and expense.

3

          (ii) The Swap Administrator shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of any party hereto or otherwise as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Swap Administrator under this Agreement.
          (iii) The Swap Administrator may perform any duties hereunder either directly or by or through agents or attorneys of the Swap Administrator. The Swap Administrator shall not be liable for the acts or omissions of its agents or attorneys so long as the Swap Administrator chose such Persons with due care.
     (b) The Swap Administrator shall be entitled to the same rights, protections and indemnities afforded to the Trustee and Trust Administrator under the Pooling and Servicing Agreement, as if specifically set forth herein with respect to the Swap Administrator.
     6. Replacement of Swap Administrator.
          Any corporation, bank, trust company or association into which the Swap Administrator may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Swap Administrator shall be a party, or any corporation, bank trust company or association succeeding to all or substantially all the corporate trust business of the Swap Administrator, shall be the successor of the Swap Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except to the extent that assumption of its duties and obligations, as such, is not effected by operation of law.
          No resignation or removal of the Swap Administrator and no appointment of a successor Swap Administrator shall become effective until the appointment by Fremont of a successor swap administrator. Any successor swap administrator shall execute such documents or instruments necessary or appropriate to vest in and confirm to such successor swap administrator all such rights and powers conferred by this Agreement.
          The Swap Administrator may resign at any time by giving written notice thereof to the other parties thereto. If a successor swap administrator shall not have accepted the appointment hereunder within thirty (30) days after the giving by the resigning Swap Administrator of such notice of resignation, the resigning Swap Administrator may petition any court of competent jurisdiction for the appointment of a successor swap administrator.
          In the event of a resignation or removal of the Swap Administrator, Fremont shall promptly appoint a success Swap Administrator.
     7. Miscellaneous.
     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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     (b) Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and the Swap Administrator irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. The Swap Administrator waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.
     (c) This Agreement may be amended, supplemented or modified in writing by the parties hereto.
     (d) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all such counterparts taken together shall be deemed to constitute one and the same instrument.
     (e) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     (f) The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty
     (g) The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.
     8. Nonpetition.
          Notwithstanding any prior termination of this Agreement, each of the Swap Administrator, the Trust Administrator and the Trustee agrees that it shall not acquiesce, petition or otherwise invoke or cause Fremont Home Loan Trust 2006-E (the “Trust”) to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of the property of the Trust, or ordering the winding up or liquidation of the affairs of the Trust.
     9. Third Party Beneficiaries.
          Fremont, the indenture trustee under the NIM Trust, if any, and the NIM Insurer, if any, shall each be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

WELLS FARGO BANK, N.A.,
as Swap Administrator and, not in its individual capacity but solely as Trust Administrator

By:	/s/ Graham Oglesby

Name:	Graham Oglesby
Title:	Assistant Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
not in its individual capacity but solely as trustee for the Fremont Home Loan Trust 2006-E

By:	/s/ Elena Zheng

Name:	Elena Zheng
Title:	Assistant Vice President
(Signature Page to Swap Administration Agreement — Fremont 2006-E)

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EXHIBIT A
SWAP AGREEMENT

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